EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Zitel Corporation on Form S-8 of our report dated October 25, 1995, except for the note entitled "Subsequent Event" to which the date is November 17, 1995, on our audits of the consolidated financial statements and financial statement schedule of Zitel Corporation as of September 30, 1995 and 1994, and for the years ended September 30, 1995, and 1993, which report is included in the Annual Report on Form 10-K.






                                              /s/ Coopers & Lybrand L.L.P.






San Jose, California
March 26, 1996